Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Long-Term Incentive Plan, as amended, of James River Group Holdings, Ltd. of our report dated March 10, 2017, with respect to the consolidated financial statements and schedules of James River Group Holdings, Ltd. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 5, 2017